Exhibit 99

Contact: Roger R. Hopkins, Chief Accounting Officer
Phone: (615) 890-9100

NHI Reports 14.1% Increase in Second Quarter Normalized FFO

MURFREESBORO, Tenn. – (August 6, 2013) National Health Investors, Inc. (NYSE:NHI) announced today its normalized Funds From Operations (“FFO”), its normalized Funds Available for Distribution ("FAD") and net income attributable to common stockholders for the three and six months ended June 30, 2013.

Year-To-Date Highlights

•	Increased second quarter Normalized FFO 14.1% over same quarter in 2012

•	Closed or announced over $220 million of new investments

•	Amended and expanded an unsecured credit facility of $370 million including a $250 million revolving credit facility and $120 million of 7-year term loans

Financial Results
Normalized FFO for the three months ended June 30, 2013, was $24,398,000, or $0.87 per diluted common share, compared with $21,386,000, or $0.77 per diluted common share, for the same period in 2012, an increase of 14.1%. Normalized FFO excluded the effects of $561,000 in transaction and debt issuance costs written off in 2013. Normalized FAD for the three months ended June 30, 2013, was $23,792,000 or $0.85 per diluted common share, compared with $21,010,000 or $0.76 per diluted common share for the same period in 2012, an increase of 11.8%. Normalized FAD excluded the effects of $561,000 in transaction and debt issuance costs written off in 2013.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the three months ended June 30, 2013, was $23,837,000, or $0.85 per diluted common share, compared with $19,971,000, or $0.72 per diluted common share, for the same period in 2012. Net income attributable to common stockholders for the three months ended June 30, 2013, was $19,920,000, or $0.71 per diluted common share, compared with $16,928,000, or $0.61 per diluted common share, for the same period in 2012.

Normalized FFO for the six months ended June 30, 2013, was $47,994,000, or $1.72 per diluted common share, compared with $42,761,000, or $1.54 per diluted common share, for the same period in 2012, an increase of 12.2%. Normalized FAD for the six months ended June 30, 2013, was $48,197,000 or $1.73 per diluted common share, compared with $43,093,000 or $1.55 per diluted common share for the same period in 2012, an increase of 11.8%. Normalized FFO and Normalized FAD for the six months ended June 30, 2013 excludes the effect of a $4,037,000 loan impairment and the effects of $561,000 in transaction and debt issuance costs written off in 2013.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the six months ended June 30, 2013, was $43,396,000, or $1.55 per diluted common share, compared with $41,346,000, or $1.49 per diluted common share, for the same period in 2012. Net income attributable to common stockholders for the six months ended June 30, 2013, was $35,663,000, or $1.28 per diluted common share, compared with $35,278,000, or $1.27 per diluted common share, for the same period in 2012.

Exhibit 99

The reconciliation of net income attributable to common stockholders to our FFO, Normalized FFO, FAD and Normalized FAD is included as tables to this press release and in supplemental data furnished on Form 8-K and is filed in our Form 10-Q with the Securities and Exchange Commission.

2013 Guidance -
The Company currently forecasts Normalized FFO for 2013 from $3.48 to $3.54 per diluted common share. The Company's guidance range for the full year 2013 for Normalized FFO per share, with underlying assumptions and timing of certain transactions, is set forth and reconciled below:

	Full-Year 2013 Range
	Low	High
Net income per diluted share attributable to common stockholders	$2.74	$2.77
Plus: Real estate depreciation	.60	.63
Plus: Loan impairment	.14	.14
Normalized FFO per diluted common share	$3.48	$3.54

The Company's guidance range reflects the existence of volatile economic conditions, but does not assume any material deterioration in tenant credit quality and/or performance of its portfolio. The guidance is based on a number of assumptions, many of which are outside the Company's control and all of which are subject to change. The low end of our guidance range assumes a baseline from the second quarter of 2013, the recently announced transactions and the timing for further terming out our revolving credit facility. On the top end of that range, we are adding in assumptions for investment activity and the timing for further terming out our revolving credit facility. The Company expects to make new investments in health care real estate during the remainder of 2013 that meet its underwriting criteria and where the spreads over its cost of capital generates sufficient returns to its shareholders. These new investments are expected to be funded by the Company's liquid investments and by short-term and long-term debt financing. The Company's guidance may change if actual results vary from these assumptions.

Investor Conference Call and Webcast
NHI will host a conference call on Tuesday, August 6, 2013, at 1 p.m. ET, to discuss second quarter results. The number to call for this interactive teleconference is (212) 231-2936 with the confirmation number, 21668878. The live broadcast of NHI's quarterly conference call will be available online at www.nhireit.com. The online replay will follow shortly after the call and continue for approximately 90 days.

About National Health Investors
National Health Investors, Inc. is a healthcare real estate investment trust that specializes in the financing of healthcare real estate by purchase and leaseback transactions, RIDEA transactions, and mortgage loans. NHI's investments involve skilled nursing facilities, assisted living facilities, independent living facilities, medical office buildings, and hospitals. The common stock of the company trades on the New York Stock Exchange with the symbol NHI. Additional information about NHI, including its most recent press releases, may be obtained on NHI's web site at www.nhireit.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements may involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgment as of the date of this release. Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI's Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC's web site at www.sec.gov or on NHI's web site at www.nhireit.com.

NHI Reports 14.1% Increase in Second Quarter Normalized FFO

August 6, 2013

Reconciliation of Funds From Operations and Normalized Funds From Operations(1)(2)
(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income attributable to common stockholders	$19,920	$16,928	$35,663	$35,278
Elimination of certain non-cash items in net income:
Real estate depreciation in continuing operations	3,985	2,942	7,868	5,866
Real estate depreciation related to noncontrolling interest	(68)	—	(135)	—
Real estate depreciation in discontinued operations	—	101	—	202
Funds from operations	$23,837	$19,971	$43,396	$41,346
Gains on sales of marketable securities	—	(30)	—	(30)
Loan costs expensed due to credit facility amendment	353	—	353	—
Non-cash write-off of straight-line rent receivable	—	963	—	963
Write-offs and expenses due to early lease termination	—	297	—	297
Acquisition costs under business combination accounting	208	95	208	95
Legal settlement	—	90	—	90
Loan impairment	—	—	4,037	—
Normalized FFO	$24,398	$21,386	$47,994	$42,761

BASIC
Weighted average common shares outstanding	27,876,176	27,792,834	27,871,120	27,784,469
FFO per common share	$0.86	$0.72	$1.56	$1.49
Normalized FFO per common share	$0.88	$0.77	$1.72	$1.54

DILUTED
Weighted average common shares outstanding	27,913,727	27,820,831	27,907,600	27,812,027
FFO per common share	$0.85	$0.72	$1.55	$1.49
Normalized FFO per common share	$0.87	$0.77	$1.72	$1.54

(1) Management believes that funds from operations (FFO) is an important supplemental measure of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative, and should be supplemented with a measure such as FFO. The term FFO was designed by the real estate investment trust industry to address this issue. Our measure may not be comparable to similarly titled measures used by other REITs. Consequently, our funds from operations may not provide a meaningful measure of our performance as compared to that of other REITs. Since other REITs may not use our definition of FFO, caution should be exercised when comparing our Company’s FFO to that of other REITs. FFO does not represent cash generated from operating activities in accordance with GAAP (funds from operations does not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP in the United States, as a measure of liquidity and is not necessarily indicative of cash available to fund cash needs.

(2) Normalized FFO excludes from FFO certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing FFO for the current period to similar prior periods, and may include, but are not limited to, impairment of assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, recoveries of previous write-downs, and changes in the fair value of interest rate swap agreements.

NHI Reports 14.1% Increase in Second Quarter Normalized FFO

August 6, 2013

Reconciliation of Funds Available for Distribution and Normalized Funds Available for Distribution(1)(2)
(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income attributable to common stockholders	$19,920	$16,928	$35,663	$35,278
Elimination of certain non-cash items in net income:
Depreciation in continuing operations	4,558	3,295	8,973	6,559
Depreciation related to noncontrolling interest	(87)	—	(175)	—
Depreciation in discontinued operations	—	101	—	202
Straight-line lease revenue, net	(1,413)	(14)	(2,695)	(1,077)
Non-cash stock based compensation	253	248	1,833	1,679
Funds available for distribution	$23,231	$20,558	$43,599	$42,641
Gains on sales of marketable securities	—	(30)	—	(30)
Loan costs expensed due to credit facility amendment	353	—	353	—
Write-offs and expenses due to early lease termination	—	297	—	297
Acquisition costs under business combination accounting	208	95	208	95
Legal settlement	—	90	—	90
Loan impairment	—	—	4,037	—
Normalized FAD	$23,792	$21,010	$48,197	$43,093

BASIC
Weighted average common shares outstanding	27,876,176	27,792,834	27,871,120	27,784,469
FAD per common share	$0.83	$0.74	$1.56	$1.53
Normalized FAD per common share	$0.85	$0.76	$1.73	$1.55

DILUTED
Weighted average common shares outstanding	27,913,727	27,820,831	27,907,600	27,812,027
FAD per common share	$0.83	$0.74	$1.56	$1.53
Normalized FAD per common share	$0.85	$0.76	$1.73	$1.55

(1) Management believes that FAD and normalized FAD are important supplemental measures of a REIT’s net earnings available to common stockholders. Since other REITs may not use our definition of FAD; caution should be exercised when comparing our Company’s FAD to that of other REITs. FAD in and of itself does not represent cash generated from operating activities in accordance with GAAP (FAD does not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP as a measure of liquidity, and is not necessarily indicative of cash available to fund cash needs.

(2) Normalized FAD excludes from FAD certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing FAD for the current period to similar prior periods, and may include, but are not limited to, impairment of assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, recoveries of previous write-downs, and changes in the fair value of interest rate swap agreements.

NHI Reports 14.1% Increase in Second Quarter Normalized FFO

August 6, 2013

Condensed Statements of Income
(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(unaudited)
Revenues:
Rental income	$25,012	$18,921	$50,062	$40,217
Interest income from mortgage and other notes	1,972	1,847	3,941	3,549
Investment income and other	1,064	1,054	2,116	2,114
	28,048	21,822	56,119	45,880
Expenses:
Depreciation	4,558	3,295	8,973	6,559
Interest	1,598	747	2,721	1,321
Legal	289	128	566	220
Franchise, excise and other taxes	93	229	237	354
General and administrative	2,325	1,593	5,414	4,379
Loan impairment	—	—	4,037	—
	8,863	5,992	21,948	12,833
Income before equity-method investee, discontinued operations
and noncontrolling interest	19,185	15,830	34,171	33,047
Income from equity-method investee	69	—	91	—
Investment and other gains	—	30	—	30
Income from continuing operations	19,254	15,860	34,262	33,077
Discontinued operations
Income from discontinued operations	844	1,068	1,759	2,201
Net income	20,098	16,928	36,021	35,278
Net income attributable to noncontrolling interest	(178)	—	(358)	—
Net income attributable to common stockholders	$19,920	$16,928	$35,663	$35,278

Weighted average common shares outstanding:
Basic	27,876,176	27,792,834	27,871,120	27,784,469
Diluted	27,913,727	27,820,831	27,907,600	27,812,027

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.68	$0.57	$1.22	$1.19
Discontinued operations	0.03	0.04	0.06	0.08
Net income attributable to common stockholders	$0.71	$0.61	$1.28	$1.27

Diluted:
Income from continuing operations attributable to common stockholders	$0.68	$0.57	$1.21	$1.19
Discontinued operations	0.03	0.04	0.06	0.08
Net income attributable to common stockholders	$0.71	$0.61	$1.27	$1.27

Regular dividends declared per common share	$0.735	$0.65	$1.43	$1.30

NHI Reports 14.1% Increase in Second Quarter Normalized FFO

August 6, 2013

Selected Balance Sheet Data
(in thousands)
	June 30, 2013	December 31, 2012
	(unaudited)
Real estate properties, net	$698,986	$535,390
Mortgage and other notes receivable, net	65,229	84,250
Investment in preferred stock, at cost	38,132	38,132
Cash and cash equivalents	36,469	9,172
Marketable securities	14,205	12,884
Assets held for sale, net	1,611	1,611
Debt	386,778	203,250
National Health Investors Stockholders' equity	458,205	457,182